UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 578-0777
______________________________________
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.
Fourth Amended and Restated Credit Agreement

On August 30, 2013, Alexandria Real Estate Equities, Inc. (the “Company”), as borrower, and its subsidiary, Alexandria Real Estate Equities, L.P., as guarantor, entered into a Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which amends and restates the Company's Third Amended and Restated Credit Agreement dated April 30, 2012. Bank of America, N.A. serves as administrative agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. serve as joint lead arrangers and joint book runners.

The Amended Credit Agreement provides for, among other things, a $1.5 billion unsecured senior revolving credit facility (the “Revolving Credit Facility”) and an accordion option to increase aggregate commitments under the Amended Credit Agreement by up to an additional $500 million. Borrowings under the Revolving Credit Facility will bear interest at a “Eurocurrency Rate” or a “Base Rate” specified in the Amended Credit Agreement, plus, in either case, a margin specified in the Amended Credit Agreement. The margin at closing was 1.10% and was applied to the Eurocurrency Rate.

The “Eurocurrency Rate” specified in the Amended Credit Agreement is, as applicable, the rate per annum equal to (i) the London interbank offered rate (“LIBOR”) or a successor rate thereto as approved by the administrative agent for loans denominated in a LIBOR quoted currency (i.e., US Dollars, Euro, Sterling, or Yen), (ii) the average annual yield rates applicable to Canadian dollar banker's acceptances for loans denominated in Canadian dollars, (iii) the Bank Bill Swap Reference Bid rate for loans denominated in Australian dollars, or (iv) the rate designated with respect to the applicable alternative currency for loans denominated in a non-LIBOR quoted currency (other than Canadian or Australian dollars). The “Base Rate” specified in the Amended Credit Agreement means for any day a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%.

The Amended Credit Agreement extends the maturity date for the Revolving Credit Facility to January 3, 2019, provided that the Company exercises its rights to extend the maturity date twice by an additional six months for each exercise upon the satisfaction of certain conditions. The Amended Credit Agreement also decreases the applicable interest rate margins and facility fees in respect of the loans under the Revolving Credit Facility, modifies certain financial covenants with respect to the Revolving Credit Facility, including the secured debt ratio and unsecured interest coverage ratio, and removes the minimum book value covenant.

Under the Amended Credit Agreement, the Company must not, as of the last day of any fiscal quarter, permit its:

•
leverage ratio to exceed 60.0%, except that as of the last day of the fiscal quarter in which the Company completes any acquisition in which the assets acquired exceed 5% of the Company's total assets (a “Material Acquisition”) and for the three consecutive fiscal quarters thereafter, its leverage ratio must not exceed 65.0%

•	unsecured leverage ratio to exceed 60.0%, except for four calculation dates immediately following any Material Acquisition, in which case its unsecured leverage ratio is not to exceed 65.0%

•	unsecured interest coverage ratio to be less than 1.50 to 1.00

•
secured debt ratio to exceed 45.0%, except that as of the last day of the fiscal quarter in which the Company completes any Material Acquisition, and for the three consecutive fiscal quarters thereafter, its secured debt ratio must not to exceed 50.0%

•	fixed charge coverage ratio to be less than 1.50:1.00

Amended and Restated Term Loan Agreement

On August 30, 2013, the Company, as borrower, and Alexandria Real Estate Equities, L.P., as guarantor, entered into an Amended and Restated Term Loan Agreement with Bank of America, N.A., as administrative agent, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Citigroup Global Markets Inc., as joint lead arrangers and joint lead book runners, and certain financial institutions party thereto as lenders (the “Amended Term Loan Agreement”). The Amended Term Loan Agreement amends and restates that certain Term Loan Agreement, dated December 6, 2011, as amended on April 30, 2012 (the “Prior Term Loan Agreement”), to, among other things, decrease the applicable interest rate margins in respect of the loan thereunder (the “Loan”) and extend the maturity date of the loan originally provided under the Prior Term Loan Agreement from January 31, 2017, to January 3, 2019, provided that the Company exercises its rights to extend the maturity date twice by an additional six months for each exercise upon the satisfaction of certain conditions. The Amended Term Loan Agreement also modifies certain financial covenants provided under the Prior Term Loan Agreement to conform to those contained in the Amended Credit Agreement as described above. Aggregate commitments under the Amended Term Loan Agreement are equal to $600 million.

Under the Amended Term Loan Agreement, the Loan will bear interest at a “Eurodollar Rate” or a “Base Rate” specified in the Amended Term Loan Agreement, plus, in either case, a margin specified in the Amended Term Loan Agreement. The margin at closing was 1.20% and was applied to the Eurodollar Rate.

The “Eurodollar Rate” specified in the Amended Term Loan Agreement is the rate per annum equal to LIBOR or a successor rate thereto as approved by the administrative agent. The “Base Rate” specified in the Amended Term Loan Agreement means for any day a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.

Amendment to Term Loan Agreement

On August 30, 2013, the Company, as borrower, and Alexandria Real Estate Equities, L.P., as guarantor, entered into a First Amendment to Second Amended and Restated Term Loan Agreement (the “Term Loan Amendment”), which amends the Company's Second Amended and Restated Term Loan Agreement dated July 26, 2013 with Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., RBC Capital Markets and RBS Securities Inc., as joint lead arrangers and joint book running managers, and certain financial institutions party thereto as lenders (the “Second Amended Term Loan Agreement”). The Term Loan Amendment, among other things, modifies certain financial covenants provided under the Second Amended Term Loan Agreement to conform to those contained in the Amended Credit Agreement as described above.

Affiliates of lenders under the Amended Credit Agreement, the Amended Term Loan Agreement and the Term Loan Amendment have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company.

The foregoing summary of the Amended Credit Agreement, the Amended Term Loan Agreement, and the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, the Amended Term Loan Agreement, and the Term Loan Amendment, copies of which will be filed as exhibits to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2013.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 is incorporated herein by reference.
Forward-looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of these words or similar words, and include (without limitation) statements regarding the anticipated maturity date of the Amended Credit Agreement and the Amended Term Loan Agreement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company's filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

September 5, 2013	By:	/s/ Joel S. Marcus
Joel S. Marcus
Chairman/Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer
(Principal Financial Officer)

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